EXHIBIT 23.1


/Letterhead/

                         Consent of Independent Auditors



Our predecessor entity, Bierwolf, Nilson & Associates, issued a report dated October 18, 2003 on the financial statements of Trinity Learning Corporation for the transition period ended June 30, 2003. We hereby consent to the inclusion of such report in a Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission by Trinity Learning Corporation. We also hereby consent to the reference to our firm under "Experts and Counsel" in this Registration Statement.




Bountiful, Utah                       /S/ Chisholm, Bierwolf & Nilson, LLC
August 11, 2004                       ------------------------------------
                                      Chisholm, Bierwolf & Nilson, LLC